Exhibit 10.4

FIRST AMENDMENT TO CONSULTING AGREEMENT

This First Amendment to Consulting Agreement (this “Amendment”) is made as of this 29th day of February, 2008 by and between MODIGENE INC., a Nevada corporation (the “Company”), and Avri Havron (“Executive”), and amends that certain Consulting Agreement, dated January 1, 2007, between Modigene Inc., a Delaware corporation (“Modigene DE”), and Executive (as amended, restated, supplemented or modified from time to time, the “2007 Agreement”).

RECITALS:

A. On May 10, 2007, Modigene DE assigned to the Company, and the Company assumed, all obligations of Modigene DE under the 2005 Agreement and the Company thereby became the “Company” under the 2005 Agreement.

A. The parties desire to modify certain provisions of the 2007 Agreement concerning the Executive’s compensation.

B. Pursuant to Section 11 of the 2007 Agreement, the parties desire to enter into this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to the following amendments to the 2007 Agreement:

AGREEMENT:

1. Amendment to Section 3. Section 3 of the 2007 Agreement is hereby deleted and replaced with the following section:

(3) In consideration for any services to be provided under Section 2, the Company shall pay to the Consultant an annual consulting fee of Two Hundred and Fifteen Thousand U.S. Dollars ($215,000.00) plus V.A.T (if applicable); payable in equal monthly installments on the first of each month upon providing the Company with an invoice. Payments will be in Israeli Shekels (IS) according to the official IS-US$ exchange rate as published by the Bank of Israel on the date of payment in (www.bankisrael.gov.il). Consultant shall be eligible to receive an annual cash bonus up to $60,000, as determined by the Board, payable within 30 days after the end of the fiscal year of Company, which shall be based upon performance criteria established by the Board. In addition, Consultant shall be entitled to use a Company car (Mazda 6 or a car of equivalent class, as shall be determined by the Company) pursuant to the terms and conditions of the Company’s car policy as shall be adopted by Company and may be amended by Company from time to time (the “Car Policy”). Company shall gross up Consultant’s consulting fee with any tax liability incurred with respect to the car’s “value equivalent” (the value of the car usage) for tax purposes as updated from time to time. Subject to applicable law, in the event that Consultant fail to timely pay any fines, penalties, costs or other obligations in respect of the car (excluding any costs and payments which are borne by the Company pursuant to the terms of the Car Policy), the Company shall be entitled to pay such fines, penalties, costs or other obligations and to deduct such costs from Consultant’s consulting fee. Consultant shall be eligible to use his personal car instead of a Company Car, and elect to receive monthly cash payment in lieu of such Company Car, as long as the total cost to the Company shall be the same as if such Company Car is provided to the Consultant by the Company.

2. Effectiveness. The amendments to the 2007 Agreement contemplated by this Amendment shall be deemed effective immediately upon the full execution of this Amendment, without any further action required by the parties hereto.

3. The Agreement. All references in the 2007 Agreement to the term “Agreement” shall be deemed to refer to the 2007 Agreement referenced in, and as amended by, this Amendment.

4. Amendment and 2007 Agreement to be Read Together. This Amendment amends and is part of the 2007 Agreement, and the 2007 Agreement and this Amendment shall henceforth be read together and shall constitute the Agreement. Except as otherwise set forth herein, the 2007 Agreement shall remain in full force and effect.

5. Headings. Headings used in this Amendment are for convenience only and shall not affect the construction or interpretation of the 2007 Agreement or this Amendment.

6. Counterparts. This Amendment may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first written above.

COMPANY:	CONSULTANT:

MODIGENE INC.

By:
Name:	Avri Havron
Title:

Notice Address:

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